Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS AND NINE MONTHS ENDED APRIL 30, 2015

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2015. Revenues from Operations for the three months ended April 30, 2015, amounted to $4,739,448 compared to revenues of $4,268,129 in the comparable 2014 three-month period, while revenues from Operations for the nine months ended April 30, 2015, were $14,085,997 compared to revenues of $12,626,482 in the comparable 2014 nine-month period.
Net income from Operations for the three months ended April 30, 2015 was $421,962, or $.21 per share, compared to net income from Operations of $218,315, or $.11 per share, in the comparable 2014 three-month period.
Net income from Operations for the nine months ended April 30, 2015 was $1,189,547, or $.59 per share, compared to net income from Operations of $597,289, or $.30 per share, in the comparable 2014 nine-month period.

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Dated: June 3, 2015